EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Douglas E. Coltharp, Executive Vice President and Chief Financial Officer of Saks Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended February 1, 2003 (the “Report”).

The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 30th day of April, 2003.

/s/    DOUGLAS E. COLTHARP

Douglas E. Coltharp

Executive Vice President and

Chief Financial Officer